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                                                                 EXHIBIT 10.1.27


                  AGREEMENT FOR EXCHANGE OF CONVERSION RIGHTS


      ___________________________________________________________ ("Investor")
presently holds a convertible note, convertible debenture, or other security convertible into a number of shares (which may be based on a formula) of Newriders, Inc. common stock (the "Newriders Convertible Security").

      The Investor is aware that there is presently proposed a reorganization transaction (the "Reorganization") which, if consummated, will result in Newriders, Inc., Paisano Publications, Inc., certain corporations affiliated with Paisano Publications, Inc. and M & B Restaurants, L.C. becoming wholly owned subsidiaries of Easyriders, Inc. Under the Reorganization, as presently proposed, holders of Newriders, Inc. common stock will receive one share of Easyriders, Inc. common stock for each two shares of Newriders, Inc. common stock held by them (the "Exchange Ratio") upon consummation of the Reorganization.

      Conditional upon consummation of the Reorganization, the parties hereby agree that the conversion rights associated with the Newriders Convertible Security held by the Investor shall hereby be modified to make the Newriders Convertible Security convertible into shares of Easyriders, Inc. common stock, instead of Newriders, Inc. common stock. The conversion terms shall be adjusted to reflect the Exchange Ratio referred to above, with the result that upon conversion, the Investor will only receive one share of Easyriders, Inc. common stock for each two shares of Newriders, Inc. common stock that the Investor would have received had the Reorganization not been consummated. Any conversion formula applicable to the Newriders Convertible Security shall be based upon market values of Easyriders, Inc. common stock, not Newriders, Inc. common stock.

      In the event that the Exchange Ratio to be used in the Reorganization hereafter changes for any reason, the undersigned hereby agrees that a further appropriate adjustment shall be made to reflect any change hereafter made in the Exchange Ratio.

      DATED ____________, 1998.

NEWRIDERS, INC.                           INVESTOR:



By:                                       By:
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   Its:                                      Its:
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EASYRIDERS, INC.

By:
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   Its:
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